UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2015

SABINE OIL & GAS CORPORATION

(Formerly Forest Oil Corporation)

(Exact name of registrant as specified in its charter)

New York	1-13515	25-0484900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1415 Louisiana, Suite 1600
Houston, Texas 77002

(Address of principal executive offices, including zip code)

(832) 242-9600

(Registrant’s telephone number, including area code)

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.       Submission of Matters to a Vote of Security Holders.

On June 3, 2015, Sabine Oil & Gas Corporation (“Sabine”) held its 2015 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of Sabine voted on the following proposals:

Proposal No. 1 — Election of Thomas N. Chewning as a Class III director;

Proposal No. 2 — Advisory vote on executive compensation;

Proposal No. 3 — Ratification of the appointment of Deloitte & Touche LLP as Sabine’s independent registered public accounting firm for the year ending December 31, 2015; and

Proposal No. 4 — Election of Jonathan F. Foster as a Class III director.

PROPOSAL NO. 1 — ELECTION OF THOMAS N. CHEWNING AS A CLASS III DIRECTOR

Votes For	Votes Withheld	Broker Non-Votes
114,376,875	4,367,478	66,182,686

PROPOSAL NO 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,434,367	13,913,928	2,396,058	66,182,686

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS SABINE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2015

Votes For	Votes Against	Abstentions
183,235,812	1,537,266	153,961

PROPOSAL NO. 4 — ELECTION OF JONATHAN F. FOSTER AS A CLASS III DIRECTOR

Votes For	Votes Against	Abstentions	Broker Non-Votes
104,253,755	2	5,571,042	75,102,240

Each of the directors under Proposal No. 1 and Proposal No. 4 was elected by a majority of the votes cast.  Proposals No. 2 and 3 were approved by a majority of the votes cast. Broker non-votes and abstentions were counted for purposes of determining if a quorum was present, but were not treated as votes cast for purposes of calculating the vote on each of the proposals.  Votes withheld with respect to Proposal No. 1 were considered a vote against the proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2015	SABINE OIL & GAS CORPORATION

	By:	/s/ Timothy D. Yang
	Name:	Timothy D. Yang
	Title:	Senior Vice President, Land & Legal,
General Counsel, Chief Compliance Officer and Secretary